Exhibit 10.48.4

THIRD AMENDMENT TO THE LICENSE AGREEMENT BETWEEN

VERNALIS DEVELOPMENT LIMITED

AND

ENDO PHARMACEUTICALS INC.

DATED JULY 14, 2004

This Third Amendment to the License Agreement by and between Vernalis Development Limited (“Vernalis”) and Endo Pharmaceuticals Inc. (“Endo”) (the “Third Amendment”) is effective as of July 23, 2007.

WHEREAS, Vernalis and Endo entered into a License Agreement dated July 14, 2004 as amended by a letter agreement dated January 31, 2005, and by a Second Amendment dated as of December 12, 2005 (the “License”) whereby Vernalis licensed to Endo certain rights to the Product (as defined in the License); and

WHEREAS, Vernalis and Endo wish to further amend the License to address the commercialization of the Product in Canada.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Unless set forth herein, the capitalized terms contained in this Third Amendment shall have the meanings set forth in the License.

2. The following changes shall be made to the Definitions section in the License:

Section 1.1.82 shall be deleted and replaced in its entirety with the following:

“Registered Trademarks”—U.S. Federal Trade Mark Registration No. 2,828,476 registered on March 30, 2004 and Canadian trade mark application no. 1123447, each for ‘FROVA’.

3. The final sentence of Clause 3.1 added by the Second Amendment shall be amended by replacing with the following:

“Vernalis further grants to Endo and its Affiliates, a sole and exclusive (even as against Vernalis) licence to make, have made, use Commercialise and have Commercialised the Product under the Canadian Trademark, subject to the provisions of Clause 13.1, in the Canadian Territory”

4. Clause 13.1 of the License is deleted in its entirety and replaced with the following (emphasis added to reflect changes made in this Third Amendment):

“The Product for the indication of migraine existing at the Closing Date shall be promoted, advertised and sold in the Territory under and using the Vernalis Trade Marks and the ENDO name, mark and associated logo (or successor mark or logo), save in respect of the Canadian Territory, where such Product may alternatively be promoted, advertised and sold in the Canadian Territory under and using the Canadian Trademark and the ENDO name, mark and associated logo (or successor mark or logo), always provided that Endo notifies Vernalis in writing in advance of any intention to register or use the Canadian Trademark, and discusses with Vernalis and considers in good faith Vernalis’ comments in relation to such Canadian Trademark prior to its registration or use in the Canadian Territory. Endo shall notify Vernalis on application for and successful registration of the Canadian Trademark, and shall provide Vernalis with a copy of the registration certificate for the Canadian Trademark. Endo shall use the symbol “®” in conjunction with the Registered Trade Marks within a reasonable time period after receiving notice from Vernalis that they are registered. If at any time Endo decides that it wishes to use a trade mark other than the Vernalis Trade Marks, the Canadian Trademark and the ENDO name, mark and associated logo (or successor thereto) in relation to the MAM Product in the Territory or in relation to Product for any indication other than the indication of migraine existing at the Closing Date or in relation to a Combination Product or a Product Enhancement, Endo shall give written notice to Vernalis specifying the proposed trade mark and Endo shall make filings for the proposed trade mark in respect of Product in the relevant countries of the Territory.”

5. All other terms and condition of the License remain in full force and effect as originally written therein and as previously amended.

IN WITNESS WHEREOF, the parties have duly executed this Third Amendment as of the first date written above.

ENDO PHARMACEUTICALS INC.

By:	/s/ PETER A. LANKAU
Name:	Peter A. Lankau
Title:	President and Chief Executive Officer

VERNALIS DEVELOPMENT LTD.

By:	/s/ JOHN A D SLATER
Name:	John A D Slater
Title:	Director